Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-280424) pertaining to the 2024 Incentive Award Plan and 2024 Employee Stock Purchase Plan of GRAIL, Inc.,
(2) Registration Statement (Form S-8 No. 333-281890) pertaining to the 2024 Employment Inducement Incentive Award Plan of GRAIL, Inc.,
(3) Registration Statement (Form S-8 No. 333-285580) pertaining the 2024 Employee Stock Purchase Plan of GRAIL, Inc.,
(4) Registration Statement (Form S-8 No. 333-287266) pertaining to the 2024 Employee Inducement Incentive Award Plan of GRAIL, Inc., and
(5) Registration Statement (Form S-3ASR No. 333-291503) and related Prospectus of GRAIL, Inc.;
of our report dated March 12, 2026, with respect to the consolidated financial statements of GRAIL, Inc.included in this Annual Report (Form 10-K) of GRAIL, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP
San Mateo, California
March 12, 2026